Exhibit 99.1

Calavo Growers, Inc. Names Shawn Munsell CFO

SANTA PAULA, Calif., June 9, 2022—Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and provider of value-added fresh food, today announced that Shawn Munsell has been appointed Chief Financial Officer effective June 20.

Prior to joining Calavo, Mr. Munsell led the finance and accounting functions for Tyson Foods’ chicken segment, with fiscal 2021 revenues of $14 billion, as Senior Vice President of Finance and Accounting. Previously, he served as Tyson’s Treasurer. Prior to Tyson, Mr. Munsell was with CF Industries, serving in a variety of roles with progressive responsibility for the nitrogen products manufacturer.

“We’re thrilled to have Shawn Munsell join the Calavo team,” said Brian W. Kocher, President and Chief Executive Officer of Calavo Growers, Inc. ”Shawn is a results-oriented leader with a breadth of finance experience. He has demonstrated his dedication and loyalty by accumulating more than 20 years of operational finance and treasury experience with his two previous companies in the food and commodities industries. We’re looking forward to the strong leadership and contributions Shawn will make in the years to come as we continue driving sequential improvement throughout our business.”

“Joining Calavo in the early stages of a turnaround with the opportunity to positively affect change and impact results is very exciting,” Mr. Munsell said. “There is a talented team in place, and I’m confident that together we can refine processes, create efficiencies and position Calavo for long-term growth.”

Professional Background of Shawn Munsell

●	Senior Vice President, Finance and Accounting, Chicken Segment – Tyson Foods
●	Vice President, Treasurer – Tyson Foods
●	Vice President, Financial Evaluation and Analysis, and Corporate Treasurer – CF Industries
●	Corporate Treasurer and Assistant Secretary – CF Industries
●	Director, Raw Materials Procurement – CF Industries

Calavo Growers, Inc.

Mr. Munsell holds a bachelor’s degree in economics with high honors from the University of Michigan – Flint and an MBA with honors from the University of Chicago Booth School of Business.

About Calavo Growers, Inc.

Calavo Growers, Inc. (Nasdaq: CVGW) is a global leader in quality produce, including avocados, tomatoes and papayas, and a pioneer of healthy fresh-cut fruit, vegetables and prepared foods. Calavo products are sold under the trusted Calavo brand name, proprietary sub-brands, private label and store brands.

Founded in 1924, Calavo has a rich culture of constant innovation, sustainable practices and market growth. The company serves retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. Calavo is headquartered in Santa Paula, California, with processing plants and packing facilities throughout the U.S. and Mexico. Learn more about The Family of Fresh™ at calavo.com.

Safe Harbor Statement

This press release contains statements relating to future events and results of Calavo that are “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements are based on our current expectations and are not promises or guarantees. If any of the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Calavo may differ materially from those expressed or implied by such forward-looking statements and assumptions. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.

For a discussion of the risks and uncertainties that we face, please see the risk factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made only as of the date of this press release, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact	Media Contact
Julie Kegley, Senior Vice President	Thomas Federl, VP Communications, Marketing & ESG
Financial Profiles, Inc.	Calavo Growers, Inc.
calavo@finprofiles.com	Thomas.Federl@calavo.com
310-622-8246	843-801-4174